UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2017

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35113	20-8536244
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2017, GNC Holdings, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Kenneth A. Martindale to serve as Chief Executive Officer of the Company, effective on September 11, 2017. Also on September 6, 2017, the Company announced that Robert F. Moran will step down and cease to serve as Interim Chief Executive Officer of the Company, also effective on September 11, 2017, but will remain on the Board.

The Board has also elected Mr. Moran as Non-Executive Chairman of the Board. Michael F. Hines will step down and cease to serve as Chairman of the Board, but will remain on the Board. Those changes are also effective on September 11, 2017.

Mr. Martindale, age 57, was CEO of Rite Aid Stores, a position held since August 3, 2015, and President of Rite Aid Corporation, a position held since June 2013. He previously served as Rite Aid’s Chief Operating Officer since June 2010. From December 2008 until June 2010, he served as Rite Aid’s Senior Vice President and Chief Merchandising, Marketing and Logistics Officer. He served as co-President and Chief Merchandising and Marketing Officer for Pathmark Stores, Inc. from January 2006 until its acquisition by the Great Atlantic & Pacific Tea Company in December 2007.

The Company has entered into a three-year Employment Agreement with Mr. Martindale, pursuant to which it agreed to provide Mr. Martindale with the following compensation in connection with his service as Chief Executive Officer: (i) an annual salary of $975,000, (ii) an annual bonus opportunity of at least 150% of base salary, pro-rated with respect to the 2017 calendar year, which will be earned based on the Compensation and Organizational Development Committee’s evaluation of performance objectives established for the applicable year, (iii) a cash relocation bonus in the amount of $100,000, (iv) on September 11, 2017, “make-whole” grants of restricted stock in the amounts of $600,000, which are fully vested restricted shares with transfer restrictions that lapse on the earliest to occur of a Change in Control of GNC, the third anniversary of grant or Mr. Martindale’s death, disability or other separation from service for any reason; $950,000, which are unvested restricted shares scheduled to vest on the last trading day of December 2017 subject to acceleration to the extent necessary to cover any applicable income and payroll tax withholding resulting from the recognition of ordinary income pursuant to a Section 83(b) election (“Section 83(b) Tax Liability”); and $1,200,000, which are unvested restricted shares scheduled to vest in three equal installments on each of the first three anniversaries of grant subject to acceleration to the extent necessary to cover any applicable Section 83(b) Tax Liability, and (v) on September 11, 2017, “time-vested” grants consisting of a grant of restricted stock in the amount of $1,900,000, which are unvested restricted shares scheduled to vest in three equal installments on each of the first three anniversaries of grant and a grant of stock options in the amount of $1,900,000, which are also scheduled to vest in three equal installments on each of the first three anniversaries of grant. Vesting will fully accelerate in the event of death or disability and, in the case of the make-whole awards, a separation from service by reason of involuntary termination by the Company without Cause or by Mr. Martindale voluntarily for Good Reason, as defined in the Employment Agreement. In addition, time-vested awards that would have vested during the 24 month period following an involuntary termination by the Company without Cause or by Mr. Martindale voluntarily for Good Reason will also vest.

Under the Employment Agreement, Mr. Martindale will also receive cash severance in the event his employment is terminated by the Company without Cause or by Mr. Martindale voluntarily for Good Reason. In such event, the Company will pay Mr. Martindale two times the sum of his base salary and average bonus paid in respect of each of the two fiscal years immediately preceding the date of termination. Target bonus amounts are used in the event his termination of employment occurs on or during the 24 month period following a Change in Control. Mr. Martindale is also entitled to receive continued medical coverage for 18 months following termination, subject to his co-payment of applicable employee premiums. Mr. Martindale is entitled to payment of legal fees of up to $25,000 in connection with the negotiation and documentation of the Employment Agreement.

Mr. Martindale has also agreed to the Company’s standard senior executive restrictive covenants including confidentiality of indefinite duration; nonsolicitation of customers; and noncompetition and nonsolicitation/no-hire of employees during his employment and for 24 months following his termination of employment for any reason. The foregoing description of the terms and conditions of the Employment Agreement and terms of employment is subject to the entire agreement, which is attached as an exhibit hereto.

Item 7.01 Regulation FD Disclosure.

On September 6, 2017, the Company issued a press release regarding Mr. Martindale’s appointment as Chief Executive Officer of the Company and Mr. Moran’s stepping down as Interim Chief Executive Officer and appointment as Non-Executive Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On September 11, 2017, the Company issued a press release regarding inducement awards granted to Mr. Martindale. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information contained in this Item 7.01, including the related information set forth in the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and among General Nutrition Centers, Inc., GNC Holdings, Inc. and Ken Martindale*

10.2	Form of Inducement Restricted Stock Award Agreement between GNC Holdings, Inc. and Ken Martindale*

10.3	Form of Inducement Non-Qualified Stock Option Award Agreement between GNC Holdings, Inc. and Ken Martindale*

99.1	Press release dated September 6, 2017*

99.2	Press release dated September 11, 2017*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: September 11, 2017	By: /s/ Kevin G. Nowe
Name: Kevin G. Nowe Title: Senior Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and among General Nutrition Centers, Inc., GNC Holdings, Inc. and Ken Martindale (filed herewith)

10.2	Form of Inducement Restricted Stock Award Agreement between GNC Holdings, Inc. and Ken Martindale (filed herewith)

10.3	Form of Inducement Non-Qualified Stock Option Award Agreement between GNC Holdings, Inc. and Ken Martindale (filed herewith)

99.1	Press release dated September 6, 2017 (filed herewith)

99.2	Press release dated September 11, 2017 (filed herewith)